UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Funds

J.P. Morgan Institutional Funds

J.P. Morgan Mutual Fund Group

J.P. Morgan Mutual Fund Investment Trust

J.P. Morgan Mutual Fund Select Group

J.P. Morgan Mutual Fund Select Trust

J.P. Morgan Mutual Fund Series

J.P. Morgan Mutual Fund Trust

J.P. Morgan Series Trust

Growth and Income Portfolio

One Group Mutual Funds

One Group Investment Trust

Undiscovered Managers Funds

UM Investment Trust

Security Capital Real Estate Mutual Funds Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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November 23, 2004

Q&A for Proxy Statement (Schedule 14A)

November 2004 Mailings for All One Group and JPMorgan Mutual Funds Specific Proposals for Shareholder Vote

1.      Why are proxy materials being sent to shareholders?

The materials are being mailed to shareholders in preparation for the upcoming special shareholder meetings concerning the integration of the JPMorgan and One Group mutual fund complexes.

2.      Why is so much material being sent to shareholders?

The materials are required by securities laws in preparation for the special shareholder meetings.

The amount of materials being sent to each shareholder depends on the specifics of their account and their holdings. A shareholder could receive as few as one package of materials. Or, in accounts with a broader range of One Group and JPMorgan Funds investments, shareholders could be receiving several packages.

It is extremely important that shareholders review the materials carefully and vote the proxy card(s) included in each package. In some instances due to the benefit of householding (consolidating like materials by shareholder identification), there may be more than one proxy voting card in each package. The householding process eliminates duplicate copies of the materials where possible and permitted by law. All proxy cards should be voted. Each proxy card represents a specific portion of the shareholder’s total investments.

3.      What proposals are addressed in the proxy statement (Schedule 14A)?

There are six separate versions of the proxy statement. The following chart explains funds/portfolios affected and the proposals shareholders are being asked to review and vote on relative to each version. Additionally, there are two special Schedule 14As for the J.P. Morgan Series Trust II and the J.P. Morgan Fleming Series Trust that are discussed below.

Material title	Funds/Portfolios affected	Proposals for shareholder vote
Schedule 14A One Group Mutual Funds	Entire fund family (51 funds)

7 proposals to approve:

•         Amendments to Declaration of Trust removing a limit on the maximum number of trustees and permitting further amendments without shareholder approvals

•         Election of 13 Trustees

•         Agreement and Plan for Reorganization and Redomiciliation

•         Amendment for the elimination of certain fundamental investment restrictions (borrowing money, investment in commodities and commodity contracts and investment for purpose of control)

•         Amendment of the Investor Funds fundamental investment policies to allow investment in JPMorgan mutual funds in addition to One Group mutual funds (just shareholders of Investor Funds)

•          New Investment Advisory Agreement for the International Equity Index fund (just shareholders of the International Equity Index Fund)

•          New sub-advisory agreements with Banc One High Yield Partners LLC (just shareholders of High Yield Bond Fund and Income Bond Fund)

Schedule 14A JPMorgan Funds	Entire JPMorgan Fund family (63 funds) except the Undiscovered Managers Funds, the UM Investment Trust, JPMorgan Series Trust II and JPMorgan Fleming Series Trust

4 proposals to approve:

•          Election of 13 Trustees

•          Agreement and Plan for Reorganization for each series of JPMorgan Fund other than the J.P. Morgan Mutual Fund Series (JPMMFS) funds which would be reorganized as separate series of JPMMFS

•          Agreement and Plan for Reorganization and Redomiciliation for JPMMFS funds

•          Amendment of the fundamental investment restrictions regarding borrowing (just for shareholders of J.P. Morgan Fleming Mutual Fund Group, Inc. [JPMFMFG] Funds; J.P. Morgan Mutual Fund Group [JPMMFG] Funds other than Fleming Tax Aware International Opportunities Fund; J.P. Morgan Mutual Fund Investment Trust [JPMMFIT] Funds; J.P. Morgan Mutual Fund Select Group [JPMMFSG] Funds other than Tax Aware Large Cap Growth and Tax Aware Large Cap Value Funds; J.P. Morgan Mutual Fund Select Trust [JPMMFST] Funds and J.P. Morgan Mutual Fund Trust [JPMMFT] Funds)

Schedule 14A Undiscovered Managers Funds	Undiscovered Managers Behavioral Growth Fund Undiscovered Managers Behavioral Value Fund Undiscovered Managers REIT Fund Um Small Cap Growth Fund	1 proposal to approve: • Election of 13 Trustees

Schedule 14A UM Investment Trust	UM Multi-Strategy Fund	1 proposal to approve: • Election of 13 Trustees

Schedule 14A One Group Investment Trust

Balanced Portfolio

Bond Portfolio

Diversified Equity Portfolio

Diversified Mid Cap Portfolio

Equity Index Portfolio

Government Bond Portfolio

Large Cap Growth Portfolio

Mid Cap Growth Portfolio

Mid Cap Value Portfolio

2 proposals to approve: • Election of 13 Trustees • Amendment or elimination of certain fundamental investment restrictions for each portfolio

Schedule 14A Security Capital Real Estate Mutual Funds Incorporated	Security Capital U.S. Real Estate Shares	1 proposal to approve: • Agreement and Plan for Reorganization

4.      What happens if the shareholders do not vote their proxy?

The Boards of Trustees for both the One Group and JPMorgan Funds recommend a positive vote on all proposals. If a shareholder does not vote his or her proxy (proxies), they will not have taken advantage of the opportunity to determine the outcome of the proposals.

5.      What happens if proposals are not approved by shareholders?

While the Boards of both Fund complexes are recommending a vote “FOR” all proposals presented in the proxy materials, the possibility of a negative shareholder vote exists. The documents included in each of the shareholder proxy mailings, address these possibilities in detail. Since it is very detailed information, please refer to those materials.

6.      What is a redomiciliation?

Redomiciliation is a process that moves an organization from its current state to a different state where the newly formed organization will be governed by the laws of the new state going forward. In the case of these shareholder proposals, the redomiciliation is in the state of Delaware.

7.      Will the redomiciliation change fees charged to shareholders?

The redomiciliations themselves will not affect the contractual fees to be paid by the One Group or the JPMorgan Funds. However, other components of the integration efforts approved by the Boards of One Group Mutual Funds and the JPMorgan Funds in August 2004 will result in changes to the fees for both the JPMorgan Funds and the One Group Mutual Funds.

8.      Will shareholders have to pay any sales load, commission, redemption fee, or other transactional fee in connection with the redomiciliation?

No. The full value of shares will be exchanged for shares of the indicated class of the corresponding funds without any sales load, commission, redemption fee, or other transactional fee being imposed. Banc One Investment Advisors and JPMorgan Investment Management will bear all of the expenses of both funds in connection with the reorganization, except for brokerage fees and brokerage expenses associated with the reorganization.

9.      Will shareholders have to pay any federal income taxes as a result of the redomiciliation?

Each transaction is intended to qualify as a tax-free reorganization for Federal income tax purposes. Assuming a redomiciliation qualifies for such treatment, shareholders will not recognize taxable gain or loss as a result of these transactions. As a condition to the closing of each transaction, each One Group Fund or JPMorgan Fund will receive an opinion of legal counsel to the effect that the reorganization or redomiciliation (as applicable) will qualify as a tax-free reorganization for Federal income tax purposes.

Shareholders should separately consider any state, local and other tax consequences in consultation with your tax advisor. Opinions of legal counsel are not binding on the Internal Revenue Service or the courts.

Investors should carefully read the Fund prospectus, which includes information on the Fund’s investment objectives, risk, as well as charges and expenses along with other information before investing or sending money. To receive a JPMorgan Fund prospectus please call the JPMorgan Funds Service Center at 1-800-348-4782. To receive a One Group Fund prospectus please call the One Group Fund Services Center at 1-800-480-4111. Please read carefully before investing or spending money.

JPMorgan Funds are distributed by JPMorgan Fund Distributors, Inc. One Group Mutual Funds and Security Capital Real Estate Mutual Funds Incorporated are distributed by One Group Dealer Services, Inc., which is a subsidiary of JPMorgan Chase & Co. Affiliates of JPMorgan Chase & Co. receive fees for providing various services to the fund. JPMorgan Asset Management is the marketing name for the asset management businesses of JPMorgan Chase & Co. Those businesses include J.P. Morgan Investment Management Inc. and its affiliates, including, without limitation, Banc One Investment Advisors Corporation, Banc One High Yield Partners, LLC, Security Capital Research & Management Incorporated, and J.P. Morgan Alternative Asset Management, Inc.